SECURITIES AND EXCHANGE COMMISSION Washington, D.C.  20549

                               FORM 8-K

                            Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): June 12, 1996

                            CATERPILLAR INC.
          (Exact name of registrant as specified in its charter)

                               Delaware
              (State or other jurisdiction of incorporation)

                                1-768
                      (Commission File Number)

                             37-0602744
                      (IRS Employer I.D. No.)

                  100 NE Adams Street, Peoria, IL
              (Address of principal executive offices)

                                61629
                             (Zip Code)

     Registrant's telephone number, including area code:  (309)675-1000)



Item 5.   Other Events

Caterpillar Inc. announced today that it was increasing its dividend from thirty-five cents to forty cents per share on its common stock, payable August 20, 1996, to stockholders of record at the close of business
July 22, 1996.

This dividend increase reflects the Company's confidence about its future financial performance and its commitment to increasing shareholder value.

Caterpillar also stated that it expects sales in 1996 in North America to be somewhat stronger than anticipated, while sales in Europe and Latin America will be weaker than expected. Worldwide company sales should equal or be slightly above 1995 levels. Profit is expected to be in line with physical volume.

Information contained herein is forward looking and involves risks and uncertainties that could significantly impact expected results. For a discussion regarding those risks and uncertainties please refer to the company's Form 10-Q for the First Quarter of 1996 as well as Item 7 of the Company's Form 10-K for 1995.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



CATERPILLAR INC.



By:    /s/R. Rennie Atterbury III
           Vice President

Date:  Junw 12, 1996